Exhibit 21.1

                               RADISYS CORPORATION

                              LIST OF SUBSIDIARIES

                                                           Jurisdiction of
           Subsidiary                                      Incorporation
---------------------------------                          -----------------
RadiSys CPD, Inc.                                          Delaware
Sequoia Holdings, Inc.                                     Delaware
RadiSys Communication Platforms, Inc.                      Delaware
RadiSys International, Inc.                                Oregon

RadiSys International Sales Corporation                    Barbados
RadiSys B.V.                                               Netherlands

RadiSys GmbH                                               Germany
RadiSys Ireland Limited                                    Ireland
RadiSys Technology (Ireland) Limited                       Ireland
RadiSys Israel Ltd.                                        Israel
RadiSys KK                                                 Japan
Sequoia Japan (inactive)                                   Japan
RadiSys SARL                                               France
RadiSys UK Limited                                         United Kingdom
Texas Micro Systems United                                 United Kingdom
Kingdom Limited (inactive)